Exhibit 3.1

BY-LAWS

OF ROCKWELL AUTOMATION, INC.

(As Amended and Restated Effective ~~February 2,~~June 8, 2016)

ARTICLE I.

OFFICES

SECTION 1. Registered Office in Delaware; Resident Agent. The address of the Corporation’s registered office in the State of Delaware and the name and address of its resident agent in charge thereof are as filed with the Secretary of State of the State of Delaware.

SECTION 2. Other Offices. The Corporation may also have an office or offices at such other place or places either within or without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation requires.

ARTICLE II.

MEETINGS OF SHAREOWNERS

SECTION 1. Place of Meetings. All meetings of the shareowners of the Corporation shall be held at such place, within or without the State of Delaware, as may from time to time be designated by resolution passed by the Board of Directors.

SECTION 2. Annual Meeting. An annual meeting of the shareowners for the election of directors and for the transaction of such other proper business, notice of which was given in the notice of meeting, shall be held on a date and at a time as may from time to time be designated by resolution passed by the Board of Directors.

SECTION 3. Special Meetings. A special meeting of the shareowners for any purpose or purposes shall be called only by the Board of Directors pursuant to a resolution adopted by a majority of the total number of directors which the Corporation would have if there were no vacancies (the “Whole Board”). Business transacted at special meetings shall be confined to the purposes stated in the Corporation’s notice of the meeting or in any supplemental notice delivered by the Corporation in accordance with Section 4 of these by-laws.

SECTION 4. Notice of Meetings. Except as otherwise provided by law, written notice of each meeting of the shareowners, whether annual or special, shall be mailed, postage prepaid, not less than ten nor more than sixty days before the date of the meeting, to each shareowner entitled to vote at such meeting, either personally, by electronic transmission in the manner provided in Section 232 of the General Corporation Law of the State of Delaware (except to the extent prohibited by Section 232(e) of the General Corporation Law of the State of Delaware) or by mail, at the shareowner’s address as it appears on the records of the Corporation. Every such notice shall state the place, date and hour of the meeting, the means of remote communications, if any, by which shareowners and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Notice of any adjourned meeting of the shareowners shall not be required to be given, except when expressly required by law.

SECTION 5. List of Shareowners. The Secretary shall, from information obtained from the transfer agent, prepare and make, at least ten days before every meeting of shareowners, a complete list of the shareowners entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each shareowner and the number of shares registered in the name of each shareowner. Such list shall be open to the examination of any shareowner, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any shareowner who is present. The stock ledger shall be the only evidence as to who are the shareowners entitled to examine the stock ledger, the list referred to in this section or the books of the Corporation, or to vote in person or by proxy at any meeting of shareowners.

SECTION 6. Quorum. At each meeting of the shareowners, the holders of a majority of the issued and outstanding stock of the Corporation present either in person or by proxy shall constitute a quorum for the transaction of business except where otherwise provided by law or by the Certificate of Incorporation or by these by-laws for a specified action. Except as otherwise provided by law, the Chairman of the Board of Directors or the President may adjourn the meeting from time to time, whether or not there is a quorum. No notice of the time and place of adjourned meetings need be given except as required by law. At any such adjourned meeting at which a quorum may be present, any business may be transacted which might have been transacted at a meeting as originally called, and only those shareowners entitled to vote at the meeting as originally called shall be entitled to vote at any adjournment or adjournments thereof. The absence from any meeting of the number of shareowners required by law or by the Certificate of Incorporation or by these by-laws for action upon any given matter shall not prevent action at such meeting upon any other matter or matters which may properly come before the meeting, if the number of shareowners required in respect of such other matter or matters shall be present.

SECTION 7. Organization. At every meeting of the shareowners the Chairman of the Board, or, in his absence, a director or an officer of the Corporation designated by the Board, shall act as Chairman of and preside at the meeting. The Secretary, or, in his absence, an Assistant Secretary, shall act as Secretary at all meetings of the shareowners. In the absence from any such meeting of the Secretary and the Assistant Secretaries, the Chairman may appoint any person to act as Secretary of the meeting. The Chairman shall enforce the observance of the rules of order for meetings of the shareowners and of the By-Laws of the Corporation.

SECTION 8. Notice of Shareowner Business and Nominations.

(A) Annual Meetings of Shareowners.

(1) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the shareowners may be made at an annual meeting of shareowners (a) pursuant to the Corporation’s notice of meeting, (b) by or at the direction of the Board of Directors ~~or~~; (c) by any shareowner of the Corporation who is a shareowner of record at the time of giving of notice provided for in this by-law and at the time of the annual meeting, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this by-law; ~~clause (c~~or (d) in the case of nominations of persons for election to the Board of Directors of the Corporation, by any shareowner of the Corporation who meets the requirements of and complies with the procedures set forth in Section 9 of these by-laws; clauses (c) and (d) shall be the exclusive means for a shareowner to make nominations of persons for election to the Board of Directors at an annual meeting of shareowners and clause (c) shall be the exclusive means for a shareowner to propose business to be considered by the shareowners (other than matters properly brought under Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and included in the Corporation’s notice of meeting).

(2) For nominations or other such business to be properly brought before an annual meeting by a shareowner pursuant to clause (c) of paragraph (A) (1) of this by-law, the shareowner must have given timely notice thereof (including, in the case of nominations, the completed and signed questionnaire, representation and agreement required by paragraph (D) of this by-law), and timely updates and supplements thereof, in writing to the Secretary of the Corporation and such other business must be a proper matter for shareowner action.

(i) To be timely, a shareowner’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the shareowner to be timely must be so delivered not earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or, if the first public announcement of the date of such advanced or delayed annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall any adjournment of an annual meeting or the announcement thereof commence a new time period for the giving of a shareowner’s notice as described above.

In addition, to be considered timely, a shareowner’s notice shall further be updated and supplemented, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for the meeting in the case of the update and supplement required to be made as of the record date, and not later than eight (8) business days prior to the date for the meeting or any adjournment or postponement thereof in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof.

(ii) Such shareowner’s notice shall include the following:

(a) as to each person, if any, whom the shareowner proposes to nominate for election or reelection as a director, (i) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), (ii) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such shareowner and beneficial owner, if any, on whose behalf the nomination is being made, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the shareowner making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant, and (iii) a completed and signed questionnaire, representation and agreement required by paragraph (D) of this by-law;

(b) as to any other business that the shareowner proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the by-laws of the Corporation, the text of the proposed amendment) and any material interest in such business of such shareowner and the beneficial owner, if any, on whose behalf the proposal is made; and

(c) as to the shareowner giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such shareowner, as they appear on the Corporation’s books, of such beneficial owner, and of their respective affiliates or associates or others acting in concert therewith, (ii) the class or series and number of shares of the Corporation’s stock which are, directly or indirectly, owned beneficially and of record, by such shareowner, such beneficial owner, and their respective affiliates or associates or others acting in concert therewith, (iii) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, or any derivative or synthetic arrangement having the characteristics of a long position in any class or series of shares of the Corporation’s stock, or any contract, derivative, swap or other transaction or series of transactions designed to produce economic benefits and risks that correspond substantially to the ownership of any class or series of shares of the Corporation’s stock, including due to the fact that the value of such contract, derivative, swap or other transaction or series of transactions is determined by reference to the price, value or volatility of any class or series of shares of the Corporation’s stock, whether or not such instrument, contract or right shall be subject to settlement in the underlying class or series of shares of the Corporation’s stock, through the delivery of cash or other property, or otherwise, and without regard to whether the shareowner of record, the beneficial owner, if any, or any affiliates or associates or others acting in concert therewith, may have entered into transactions that hedge or mitigate the economic effect of such instrument, contract or right, or any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation (any of the foregoing, a “Derivative Instrument”), directly or indirectly owned beneficially by such shareowner, the beneficial owner, if any, or any affiliates or associates or others acting in concert therewith, (iv) any proxy, contract, arrangement, understanding, or relationship pursuant to which such shareowner or beneficial owner has a right to vote any shares of any security of the Corporation, (v) any agreement, arrangement, understanding, relationship or otherwise, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, involving such shareowner, directly or indirectly, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of any class or series of the shares of the Corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, such shareowner with respect to any class or series of the shares of the Corporation, or which provides directly or indirectly the opportunity to profit or share in any profit derived from any decrease in the price or value of any class or series of the shares of the Corporation (any of the foregoing, a “Short Interest”), (vi) any rights to dividends on the shares of the Corporation owned beneficially by such shareowner or beneficial owner that are separated or separable from the underlying shares of the Corporation, (vii) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such shareowner or beneficial owner is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership, (viii) any performance-related fees (other than an asset-based fee) that such shareowner or beneficial owner is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, including without limitation any such interests held by members of such shareowner’s or beneficial owner’s immediate family sharing the same household, (ix) any significant equity interests or Derivative Instruments or Short Interests in any principal competitor of the Corporation held by such shareowner or beneficial owner, (x) any direct or indirect interest of such shareowner or beneficial owner in any contract with the Corporation, an affiliate of the Corporation or any principal competitor of the Corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement) and (xi) any other information relating to such shareowner and beneficial owner that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder;

(d) a description of all agreements, arrangements and understandings between such shareowner and beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by the shareowner;

(e) a representation that the shareowner is a holder of record of stock of the Corporation, entitled to vote at such meeting, and intends to appear in person or by proxy at the meeting to propose such business; and

(f) a representation as to whether the shareowner or the beneficial owner, if any, intends, or is or intends to be part of a group that intends, (i) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal and/or (ii) otherwise to solicit proxies from shareowners in support of such proposal.

The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable shareowner’s understanding of the independence, or lack thereof, of such nominee.

(3) Notwithstanding anything in the second sentence of paragraph (A)(2) of this by-law to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a shareowner’s notice required by this by-law shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

(B) Special Meetings of Shareowners. Only such business shall be conducted at a special meeting of shareowners as shall have been brought before the meeting by the Corporation pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of shareowners at which directors are to be elected pursuant to the Corporation’s notice of meeting (a) by or at the direction of the Board of Directors or (b) in the event the Corporation calls a special meeting of shareowners for the purpose of electing one or more directors to the Board of Directors, by any shareowner of the Corporation who is a shareowner of record at the time of giving of notice provided for in this by-law and at the time of the special meeting, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this by-law; clause (b) shall be the exclusive means for a shareowner to make nominations of persons for election to the Board of Directors at a special meeting of shareowners and, except as provided in clause (b), no other business may be brought by shareowners at a special meeting. In the event the Corporation calls a special meeting of shareowners for the purpose of electing one or more directors to the Board of Directors, any such shareowner may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation’s notice of meeting, if the shareowner’s notice required by paragraph (A)(2) of this by-law (including the completed and signed questionnaire, representation and agreement required by paragraph (D) of this by-law), and updates and supplements thereof are delivered timely. To be timely, the shareowner’s notice shall be delivered in writing to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to the date of such special meeting and not later than the close of business on the later of the 90th day prior to the date of such special meeting or, if the first public announcement of the date of such special meeting is less than 100 days prior to the date of such special meeting, the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall any adjournment of a special meeting or the announcement thereof commence a new time period for the giving of a shareowner’s notice as described above. In addition, to be considered timely, a shareowner’s notice shall further be updated and supplemented, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for the meeting in the case of the update and supplement required to be made as of the record date, and not later than eight (8) business days prior to the date for the meeting, any adjournment or postponement thereof in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof.

(C) General.

(1) Only such persons who are nominated in accordance with the procedures set forth in this by-law shall be eligible to serve as directors and only such business shall be conducted at a meeting of shareowners as shall have been brought before the meeting in accordance with the procedures set forth in this by-law. Except as otherwise provided by law, the Certificate of Incorporation or these by-laws, the Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this by-law and, if any proposed nomination or business is not in compliance with this by-law, to declare that such defective proposal or nomination shall be disregarded.

(2) For purposes of this by-law, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(3) Notwithstanding the provisions of this by-law, a shareowner shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this by-law; provided, however, that any references in this by-law to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the separate and additional requirements applicable to nominations or proposals as to any other business to be considered pursuant to this by-law.

(4) Nothing in this by-law shall be deemed to affect any rights (i) of shareowners to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) of the holders of any series of Preferred Stock to elect directors pursuant to any applicable provisions of the Certificate of Incorporation. Subject to Rule 14a-8 under the Exchange Act, nothing in this by-law shall be construed to permit any shareowner, or give any shareowner the right, to include or have disseminated or described in the Corporation’s proxy statement any nomination of director or directors or any other business proposal.

(D) Submission of Questionnaire, Representation and Agreement. To be eligible to be a nominee for election or reelection as a director of the Corporation, a person must deliver (in accordance with the time periods prescribed for delivery of notice under Section 8 of these by-laws or, in the case of a nomination pursuant to Section 9 of these by-laws, such Section 9) to the Secretary at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request), and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (a) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (b) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, (c) beneficially owns, or agrees to purchase if elected as a director of the Corporation, the minimum number of shares of the Corporation that the Corporation’s Director Stock Ownership Guidelines require such director to own (“Qualifying Shares”) (subject to adjustment for any stock splits or stock dividends occurring after date of such representation or agreement), will not dispose of such minimum number of shares so long as such person is a director, and has disclosed therein whether all or any portion of the Qualifying Shares were purchased with any financial assistance provided by any other person and whether any other person has any interest in the Qualifying Shares, and (d) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply, with all applicable corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation publicly disclosed from time to time.

SECTION 9. Subject to the terms and conditions set forth in these by-laws, the Corporation will include in its proxy materials for an annual meeting of shareowners the name, together with the Required Information (as defined below), of any person nominated for election (the “Shareowner Nominee”) to the Board of Directors by a shareowner or group of shareowners that satisfy the requirements of this Section 9, including qualifying as an Eligible Shareowner (as defined in paragraph (D) below) and that expressly elects at the time of providing the written notice required by this Section 9 (a “Proxy Access Notice”) to have its nominee included in the Corporation’s proxy materials pursuant to this Section 9. For the purposes of this Section 9:

(1) “Voting Stock” means outstanding shares of capital stock of the Corporation entitled to vote generally for the election of directors;

(2) “Constituent Holder” means any shareowner, collective investment fund included within a Qualifying Fund (as defined in paragraph (E) below) or beneficial holder whose stock ownership is counted for the purposes of qualifying as holding the Proxy Access Request Required Shares (as defined in paragraph (E) below) or qualifying as an Eligible Shareowner (as defined in paragraph (E) below);

(3) “affiliate” and “associate” have the meanings ascribed thereto in Rule 405 under the Securities Act of 1933, as amended; provided, however, that the term “partner” as used in the definition of “associate” will not include any limited partner that is not involved in the management of the relevant partnership; and

(4) a shareowner (including any Constituent Holder) will be deemed to “own” only those outstanding shares of Voting Stock as to which the shareowner itself (or such Constituent Holder itself) possesses both (a) the full voting and investment rights pertaining to the shares and (b) the full economic interest in (including the opportunity for gain and risk of loss on) such shares. The number of shares calculated in accordance with the foregoing clauses (a) and (b) will be deemed not to include (and to the extent any of the following arrangements have been entered into by affiliates of the shareowner (or of any Constituent Holder), will be reduced by) any shares (x) sold by such shareowner or Constituent Holder (or any of either’s affiliates) in any transaction that has not been settled or closed, including any short sale, (y) borrowed by such shareowner or Constituent Holder (or any of either’s affiliates) for any purposes or purchased by such shareowner or Constituent Holder (or any of either’s affiliates) pursuant to an agreement to resell, or (z) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such shareowner or Constituent Holder (or any of either’s affiliates), whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of Voting Stock, in any such case which instrument or agreement has, or is intended to have, or if exercised by either party thereto would have, the purpose or effect of (i) reducing in any manner, to any extent or at any time in the future, such shareowner’s or Constituent Holder’s (or either’s affiliate’s) full right to vote or direct the voting of any such shares, and/or (ii) hedging, offsetting or altering to any degree gain or loss arising from the full economic ownership of such shares by such shareowner or Constituent Holder (or either’s affiliate), other than any such arrangements solely involving an exchange listed multi-industry market index fund in which Voting Stock represents at the time of entry into such arrangement less than 10% of the proportionate value of such index. A shareowner (including any Constituent Holder) will be deemed to “own” shares held in the name of a nominee or other intermediary so long as the shareowner itself (or such Constituent Holder itself) retains the right to instruct how the shares are voted with respect to the election of Directors and the right to direct the disposition thereof and possesses the full economic interest in the shares. A shareowner’s (including any Constituent Holder’s) ownership of shares will be deemed to continue during any period in which such person has loaned such shares or delegated any voting power over such shares by means of a proxy, power of attorney or other instrument or arrangement which in all such cases is revocable at any time by the shareowner. The terms “owned,” “owning” and other variations of the word “own” have correlative meanings.

(A) For purposes of this Section 9, the “Required Information” that the Corporation will include in its proxy statement is (1) the information concerning the Shareowner Nominee and the Eligible Shareowner that the Corporation determines is required to be disclosed in the Corporation’s proxy statement by the regulations promulgated under the Exchange Act; and (2) if the Eligible Shareowner so elects, a Statement (as defined in paragraph (F) below). The Corporation will also include the name of the Shareowner Nominee in its proxy card. For the avoidance of doubt, and any other provision of these by-laws notwithstanding, the Corporation may in its sole discretion solicit against, and include in the proxy statement its own statements or other information relating to, any Eligible Shareowner and/or Shareowner Nominee, including any information provided to the Corporation with respect to the foregoing.

(B) To be timely, a shareowner’s Proxy Access Notice must be delivered to the principal executive offices of the Corporation no earlier than the 150th day and no later than the 120th day before the anniversary of the date that the Corporation filed its proxy statement for the previous year’s annual meeting of shareowners with the Securities and Exchange Commission. In no event will any adjournment or postponement of an annual meeting, the date of which has been announced by the Corporation, commence a new time period for the giving of a Proxy Access Notice.

(C) The number of Shareowner Nominees (including Shareowner Nominees that were submitted by an Eligible Shareowner for inclusion in the Corporation’s proxy materials pursuant to this Section 9 but either are subsequently withdrawn or that the Board of Directors decides to nominate as Board of Directors’ nominees) appearing in the Corporation’s proxy materials with respect to an annual meeting of shareowners may not exceed the greater of (x) two (2) and (y) the largest whole number that does not exceed 20% of the number of directors in office as of the last day on which a Proxy Access Notice may be delivered in accordance with the procedures set forth in this Section 9 (such greater number, the “Permitted Number”); provided, however, that the Permitted Number will be reduced by the number of (1) directors in office who had been Shareowner Nominees nominated pursuant to this Section 9 with respect to either of the two (2) preceding annual meetings, other than any such director referred to in this clause (1) whose term of office will expire at such annual meeting and who is not nominated by the Corporation at such annual meeting for another term of office, and (2) director candidates that will be included in the Corporation’s proxy statement with respect to such annual meeting as an unopposed (by the Corporation) nominee pursuant to an agreement, arrangement or other understanding with a shareowner or group of shareowners (other than any such agreement, arrangement or understanding entered into in connection with an acquisition of shares of the stock of the Corporation entitled to vote generally in the election of directors, by such shareowner or group of shareowners, from the Corporation);

provided, further, that in the event the Board of Directors resolves to reduce the size of the Board of Directors effective on or prior to the date of the annual meeting, the Permitted Number will be calculated based on the number of directors in office as so reduced. In the event that the number of Shareowner Nominees submitted by Eligible Shareowners pursuant to this Section 9 exceeds the Permitted Number, each Eligible Shareowner will select one Shareowner Nominee for inclusion in the Corporation’s proxy materials until the Permitted Number is reached, going in order of the amount (largest to smallest) of shares of Voting Stock each Eligible Shareowner disclosed as owned in its Proxy Access Notice submitted to the Corporation. If the Permitted Number is not reached after each Eligible Shareowner has selected one (1) Shareowner Nominee, this selection process will continue as many times as necessary, following the same order each time, until the Permitted Number is reached.

(D) An “Eligible Shareowner” is one or more shareowners of record who own and have owned, or are acting on behalf of one or more beneficial owners who own and have owned (in each case as defined above), in each case continuously for at least three (3) years as of both the date that the Proxy Access Notice is received by the Corporation pursuant to this Section 9, and as of the record date for determining shareowners eligible to vote at the annual meeting, at least three percent (3%) of the aggregate voting power of the Voting Stock (the “Proxy Access Request Required Shares”), and who continue to own the Proxy Access Request Required Shares at all times between the date such Proxy Access Notice is received by the Corporation and the date of the applicable annual meeting, provided that the aggregate number of shareowners, and, if and to the extent that a shareowner is acting on behalf of one or more beneficial owners, of such beneficial owners, whose stock ownership is counted for the purpose of satisfying the foregoing ownership requirement may not exceed twenty (20). Two or more collective investment funds that are (I) part of the same family of funds or sponsored by the same employer or (II) a “group of investment companies” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940 (a “Qualifying Fund”) will be treated as one shareowner for the purpose of determining the aggregate number of shareowners in this paragraph (D), provided that each fund included within a Qualifying Fund otherwise meets the requirements set forth in this Section 9. No shares may be attributed to more than one group constituting an Eligible Shareowner under this Section 9 (and, for the avoidance of doubt, no shareowner may be a member of more than one group constituting an Eligible Shareowner). A record holder acting on behalf of one or more beneficial owners will not be counted separately as a shareowner with respect to the shares owned by beneficial owners on whose behalf such record holder has been directed in writing to act, but each such beneficial owner will be counted separately, subject to the other provisions of this paragraph (D), for purposes of determining the number of shareowners whose holdings may be considered as part of an Eligible Shareowner’s holdings. For the avoidance of doubt, Proxy Access Request Required Shares will qualify as such if and only if the beneficial owner of such shares as of the date of the Proxy Access Notice has itself individually beneficially owned such shares continuously for the three-year (3 year) period ending on that date and through the other applicable dates referred to above (in addition to the other applicable requirements being met).

(E) No later than the final date when a nomination pursuant to this Section 9 may be delivered to the Corporation, an Eligible Shareowner (including each Constituent Holder) must provide the following information in writing to the Secretary of the Corporation:

(1) with respect to each Constituent Holder, the information, representations and agreements that would be required to be provided in a shareowner’s notice of nomination pursuant to Section 8(A)(2)(ii) of these by-laws;

(2) one or more written statements from the record holder of the shares (and from each intermediary through which the shares are or have been held during the requisite three-year (3 year) holding period) verifying that, as of a date within seven (7) calendar days prior to the date the Proxy Access Notice is delivered to the Corporation, such person owns, and has owned continuously for the preceding three (3) years, the Proxy Access Request Required Shares, and such person’s agreement to provide:

(i) within ten (10) days after the record date for the annual meeting, written statements from the record holder and intermediaries verifying such person’s continuous ownership of the Proxy Access Request Required Shares through the record date, together with any additional information reasonably requested to verify such person’s ownership of the Proxy Access Request Required Shares; and

(ii) immediate notice if the Eligible Shareowner ceases to own any of the Proxy Access Request Required Shares prior to the date of the applicable annual meeting of shareowners;

(3) a representation that such person:

(i) acquired the Proxy Access Request Required Shares in the ordinary course of business and not with the intent to change or influence control of the Corporation, and does not presently have such intent;

(ii) has not nominated and will not nominate for election to the Board of Directors at the annual meeting any person other than the Shareowner Nominee(s) being nominated pursuant to this Section 9;

(iii) has not engaged and will not engage in, and has not and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the annual meeting other than its Shareowner Nominee(s) or a nominee of the Board of Directors;

(iv) will not distribute to any shareowner any form of proxy for the annual meeting other than the form distributed by the Corporation; and

(v) will provide facts, statements and other information in all communications with the Corporation and its shareowners that are and will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, and will otherwise comply with all applicable laws, rules and regulations in connection with any actions taken pursuant to this Section 9;

(4) in the case of a nomination by a group of shareowners that together is such an Eligible Shareowner, the designation by all group members of one group member that is authorized to act on behalf of all members of the nominating shareowner group with respect to the nomination and matters related thereto, including withdrawal of the nomination; and

(5) an undertaking that such person agrees to:

(i) assume all liability stemming from, and indemnify and hold harmless the Corporation and each of its directors, officers, and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers or employees arising out of any legal or regulatory violation arising out of the Eligible Shareowner’s communications with the shareowners of the Corporation or out of the information that the Eligible Shareowner (including such person) provided to the Corporation; and

(ii) file with the Securities and Exchange Commission any solicitation by the Eligible Shareowner of shareowners of the Corporation relating to the annual meeting at which the Shareowner Nominee will be nominated.

In addition, no later than the final date when a nomination pursuant to this Section 9 may be delivered to the Corporation, a Qualifying Fund whose stock ownership is counted for purposes of qualifying as an Eligible Shareowner must provide to the Secretary of the Corporation documentation reasonably satisfactory to the Board of Directors that demonstrates that the funds included within the Qualifying Fund satisfy the definition thereof. In order to be considered timely, any information required by this Section 9 to be provided to the Corporation must be supplemented (by delivery to the Secretary of the Corporation) (1) no later than ten (10) days following the record date for the applicable annual meeting, to disclose the foregoing information as of such record date, and (2) no later than the fifth day before the annual meeting, to disclose the foregoing information as of the date that is no earlier than ten (10) days prior to such annual meeting. For the avoidance of doubt, the requirement to update and supplement such information will not permit any Eligible Shareowner or other person to change or add any proposed Shareowner Nominee or be deemed to cure any defects or limit the remedies (including without limitation under these by-laws) available to the Corporation relating to any defect.

(F) The Eligible Shareowner may provide to the Secretary of the Corporation, at the time the information required by this Section 9 is originally provided, a written statement for inclusion in the Corporation’s proxy statement for the annual meeting, not to exceed five hundred (500) words, in support of the candidacy of such Eligible Shareowner’s Shareowner Nominee (the “Statement”). Notwithstanding anything to the contrary contained in this Section 9, the Corporation may omit from its proxy materials any information or Statement that it, in good faith, believes is materially false or misleading, omits to state any material fact, or would violate any applicable law or regulation.

(G) No later than the final date when a nomination pursuant to this Section 9 may be delivered to the Corporation, each Shareowner Nominee must:

(1) provide an executed agreement, in a form deemed satisfactory by the Board of Directors or its designee (which form will be provided by the Corporation reasonably promptly upon written request of a shareowner), that such Shareowner Nominee consents to being named in the Corporation’s proxy statement and form of proxy card (and will not agree to be named in any other person’s proxy statement or form of proxy card) as a nominee and to serving as a director of the Corporation if elected;

(2) complete, sign and submit all questionnaires, representations and agreements required by these by-laws or of the Corporation’s directors generally; and

(3) provide such additional information as necessary to permit the Board of Directors to determine if such Shareowner Nominee:

(i) is independent under the listing standards of each principal U.S. exchange upon which the common stock of the Corporation is listed, any applicable rules of the Securities and Exchange Commission and any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the Corporation’s directors;

(ii) has any direct or indirect relationship with the Corporation other than those relationships that have been deemed categorically immaterial pursuant to the Corporation’s Guidelines on Corporate Governance;

(iii) would, by serving on the Board of Directors, violate or cause the Corporation to be in violation of these by-laws, the Corporation’s Certificate of Incorporation, the rules and listing standards of the principal U.S. exchange upon which the common stock of the Corporation is listed or any applicable law, rule or regulation; and

(iv) is or has been subject to any event specified in Item 401(f) of Regulation S-K (or successor rule) of the Securities and Exchange Commission.

In the event that any information or communications provided by the Eligible Shareowner (or any Constituent Holder) or the Shareowner Nominee to the Corporation or its shareowners ceases to be true and correct in all material respects or omits a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, each Eligible Shareowner or Shareowner Nominee, as the case may be, will promptly notify the Secretary of the Corporation of any defect in such previously provided information and of the information that is required to correct any such defect; it being understood for the avoidance of doubt that providing any such notification will not be deemed to cure any such defect or limit the remedies (including without limitation under these by-laws) available to the Corporation relating to any such defect.

(H) Any Shareowner Nominee who is included in the Corporation’s proxy materials for a particular annual meeting of shareowners but either (1) withdraws from or becomes ineligible or unavailable for election at that annual meeting (other than by reason of such Shareowner Nominee’s disability or other health reason), or (2) does not receive votes cast in favor of the Shareowner Nominee’s election of at least ten (10)% of the votes cast by the holders of stock entitled to vote for directors, will be ineligible to be a Shareowner Nominee pursuant to this Section 9 for the next two annual meetings. Any Shareowner Nominee who is included in the Corporation’s proxy statement for a particular annual meeting of shareowners, but subsequently is determined not to satisfy the eligibility requirements of this Section 9 or any other provision of these by-laws, the Corporation’s Certificate of Incorporation or other applicable regulation any time before the annual meeting of shareowners, will not be eligible for election at the relevant annual meeting of shareowners.

(I) The Corporation will not be required to include, pursuant to this Section 9, a Shareowner Nominee in its proxy materials for any annual meeting of shareowners, or, if the proxy statement already has been filed, to allow the nomination of a Shareowner Nominee, notwithstanding that proxies in respect of such vote may have been received by the Corporation:

(1) who is not independent under the listing standards of the principal U.S. exchange upon which the common stock of the Corporation is listed, any applicable rules of the Securities and Exchange Commission and any publicly disclosed standards used by the Board of Directors in determining and disclosing independence of the Corporation’s directors, in each case as determined by the Board of Directors;

(2) whose service as a member of the Board of Directors would violate or cause the Corporation to be in violation of these by-laws, the Corporation’s Certificate of Incorporation, the rules and listing standards of the principal U.S. exchange upon which the common stock of the Corporation is traded, or any applicable law, rule or regulation;

(3) who is or has been, within the past three (3) years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914;

(4) who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past ten (10) years;

(5) if the Eligible Shareowner (or any Constituent Holder) or applicable Shareowner Nominee otherwise breaches or fails to comply in any material respect with its obligations pursuant to this Section 9 or any agreement, representation or undertaking required by this section; or

(6) if the Eligible Shareowner ceases to be an Eligible Shareowner for any reason, including but not limited to not owning the Proxy Access Request Required Shares through the date of the applicable annual meeting.

For the purposes of this paragraph (I), clauses (1), (2), (3) and (4) and, to the extent related to a breach or failure by the Shareowner Nominee, clause (5) will result in the exclusion from the proxy materials pursuant to this Section 9 of the specific Shareowner Nominee to whom the ineligibility applies, or, if the proxy statement already has been filed, the ineligibility of such Shareowner Nominee to be nominated; provided, however, that clause (6) and, to the extent related to a breach or failure by an Eligible Shareowner (or any Constituent Holder), clause (5) will result in the Voting Stock owned by such Eligible Shareowner (or Constituent Holder) being excluded from the Proxy Access Request Required Shares (and, if as a result the Proxy Access Notice will no longer have been filed by an Eligible Shareowner, the exclusion from the proxy materials pursuant to this Section 9 of all of the applicable shareowner’s Shareowner Nominees from the applicable annual meeting of shareowners or, if the proxy statement has already been filed, the ineligibility of all of such shareowner’s Shareowner Nominees to be nominated).

SECTION 10. ~~SECTION 9.~~ Business and Order of Business. At each meeting of the shareowners such business may be transacted as may properly be brought before such meeting, except as otherwise provided by law or in these by-laws. The order of business at all meetings of the shareowners shall be as determined by the Chairman of the meeting, unless otherwise determined by a majority in interest of the shareowners present in person or by proxy at such meeting and entitled to vote thereat.

SECTION 11. ~~SECTION 10.~~ Voting. Except as otherwise provided by law, the Certificate of Incorporation or these by-laws, each shareowner shall at every meeting of the shareowners be entitled to one vote for each share of stock held by such shareowner. Any vote on stock may be given by the shareowner entitled thereto in person or by proxy appointed by an instrument in writing, subscribed (or transmitted by electronic means and authenticated as provided by law) by such shareowner or by the shareowner’s attorney thereunto authorized, and delivered to the Secretary; provided, however, that no proxy shall be voted after three years from its date unless the proxy provides for a longer period. Except as otherwise provided by law, the Certificate of Incorporation or these by-laws, at all meetings of the shareowners, all matters shall be decided by the affirmative vote (which need not be by ballot) of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter, a quorum being present.

ARTICLE III.

BOARD OF DIRECTORS

SECTION 1. General Powers. The property, affairs and business of the Corporation shall be managed by or under the direction of its Board of Directors.

SECTION 2. Number, Qualifications, Term of Office and Chairman. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the number of directors of the Corporation shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the Whole Board. A director need not be a shareowner.

The directors, other than those who may be elected by the holders of any series of Preferred Stock or any other series or class of stock, as provided herein or in any Preferred Stock Designation, shall be divided into three classes, as nearly equal in number as possible. One class of directors shall be initially elected for a term expiring at the annual meeting of shareowners to be held in 1997, another class shall be initially elected for a term expiring at the annual meeting of shareowners to be held in 1998, and another class shall be initially elected for a term expiring at the annual meeting of shareowners to be held in 1999. Members of each class shall hold office until their successors are elected and shall have qualified. At each annual meeting of the shareowners of the Corporation, commencing with the 1997 annual meeting, the successors of the class of directors whose term expires at that meeting shall be elected by a plurality vote of all votes cast at such meeting to hold office for a term expiring at the annual meeting of shareowners held in the third year following the year of their election.

The Board of Directors shall choose one of its members to be the Chairman of the Board and may replace the Chairman of the Board at such time and in such manner as the Board of Directors shall determine. The Chairman of the Board may, but need not, be an officer of, or employed in an executive or other capacity by, the Corporation. The Chairman of the Board shall have such powers and duties as are set forth in these By-Laws and as may be assigned to the Chairman of the Board by the Board of Directors.

SECTION 3. Election of Directors. At each meeting of the shareowners for the election of directors, at which a quorum is present, the directors shall be the persons receiving the greatest number of votes cast by the holders of stock entitled to vote for such directors.

SECTION 4. Quorum and Manner of Acting. A majority of the members of the Board of Directors shall constitute a quorum for the transaction of business at any meeting, and the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors unless otherwise provided by law, the Certificate of Incorporation or these by-laws. In the absence of a quorum, a majority of the directors present may adjourn any meeting from time to time until a quorum shall be obtained. Notice of any adjourned meeting need not be given. The directors shall act only as a board and the individual directors shall have no power as such.

SECTION 5. Place of Meetings. The Board of Directors may hold its meetings at such place or places within or without the State of Delaware as the Board may from time to time determine or as shall be specified or fixed in the respective notices or waivers of notice thereof.

SECTION 6. First Meeting. Promptly after each annual election of directors, the Board of Directors shall meet for the purpose of organization, the election of officers and the transaction of other business, at the same place as that at which the annual meeting of shareowners was held or as otherwise determined by the Board. Notice of such meeting need not be given. Such meeting may be held at any other time or place which shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors.

SECTION 7. Regular Meetings. Regular meetings of the Board of Directors shall be held at such places and at such times as the Board shall from time to time determine. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting which would otherwise be held on that day shall be held at the same hour on the next succeeding business day not a legal holiday. Notice of regular meetings need not be given.

SECTION 8. Special Meetings; Notice. Special meetings of the Board of Directors (i) shall be held whenever called by the Chairman of the Board, the President or the Lead Director (if any) or (ii) at the written request of three directors, shall be called by the Chairman of the Board, the President or the Secretary. Notice of each such meeting stating the time and place of the meeting shall be given to each director by mail, telephone, other electronic transmission or personally. If by mail, such notice shall be given not less than five days before the meeting; and if by telephone, other electronic transmission or personally, not less than two days before the meeting. A notice mailed at least two weeks before the meeting need not state the purpose thereof except as otherwise provided in these by-laws. In all other cases the notice shall state the principal purpose or purposes of the meeting. Notice of any meeting of the Board need not be given to a director, however, if waived by the director in writing before or after such meeting or if the director shall be present at the meeting.

SECTION 9. Organization. At each meeting of the Board of Directors, the Chairman of the Board, or, in the absence of the Chairman of the Board, the Lead Director (if any), or in the absence of the Lead Director, the President, or in the absence of the President, a director or an officer of the Corporation designated by the Board, shall act as Chairman of and preside at the meeting. The Secretary, or, in the Secretary’s absence, any person appointed by the Chairman, shall act as Secretary of the meeting. The Chairman shall enforce the observance of the rules of order for meetings of the Board and of the By-Laws of the Corporation.

SECTION 10. Order of Business. At all meetings of the Board of Directors, business shall be transacted in the order determined by the Board.

SECTION 11. Resignations. Any director of the Corporation may resign at any time by giving written notice to the Chairman of the Board, the President or the Secretary

of the Corporation. The resignation of any director shall take effect at the time specified therein, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

SECTION 12. Compensation. Each director shall be paid such compensation, if any, as shall be fixed by the Board of Directors.

SECTION 13. Indemnification.

(A) The Corporation shall indemnify and hold harmless to the fullest extent authorized by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director, officer, trustee, employee or agent of the Corporation or any of its majority-owned subsidiaries, or is or was serving at the request of the Corporation as a director, officer, trustee, employee or agent (except in each of the foregoing situations to the extent any agreement, arrangement or understanding of agency contains provisions that supersede or abrogate indemnification under this section) of another corporation or of any partnership, joint venture, trust, employee benefit plan or other enterprise, including service with respect to employee benefit plans maintained or sponsored by the Corporation, against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

(B) The Corporation shall indemnify and hold harmless to the fullest extent authorized by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, trustee, employee or agent of the Corporation or any of its majority-owned subsidiaries, or is or was serving at the request of the Corporation as a director, officer, trustee, employee or agent (except in each of the foregoing situations to the extent any agreement, arrangement or understanding of agency contains provisions that supersede or abrogate indemnification under this section) of another corporation or of any partnership, joint venture, trust, employee benefit plan or other enterprise, including service with respect to employee benefit plans maintained or sponsored by the Corporation, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of Delaware or such other court shall deem proper.

(C) To the extent that a director, officer, trustee, employee or agent of the Corporation or any of its majority-owned subsidiaries has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (A) and (B), or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by or on behalf of such person in connection therewith. If any such person is not wholly successful in any such action, suit or proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters therein, the Corporation shall indemnify such person against all expenses (including attorneys’ fees) actually and reasonably incurred by or on behalf of such person in connection with each claim, issue or matter that is successfully resolved. For purposes of this subsection and without limitation, the termination of any claim, issue or matter by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

(D) Notwithstanding any other provision of this section, to the extent any person is a witness in, but not a party to, any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, trustee, employee or agent of the Corporation or any of its majority-owned subsidiaries, or is or was serving at the request of the Corporation as a director, officer, trustee, employee or agent (except in each of the foregoing situations to the extent any agreement, arrangement or understanding of agency contains provisions that supersede or abrogate indemnification under this section) of another corporation or of any partnership, joint venture, trust, employee benefit plan or other enterprise, including service with respect to employee benefit plans maintained or sponsored by the Corporation such person shall be indemnified against all expenses (including attorneys’ fees) actually and reasonably incurred by or on behalf of such person in connection therewith.

(E) Indemnification under subsections (A) and (B) (unless ordered by a court) shall be made only as authorized in the specific case upon a determination that indemnification of the director, officer, trustee, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in subsections (A) and (B). Such determination shall be made (1) if a Change of Control (as hereinafter defined) shall not have occurred, (a) with respect to a person who is a present or former director or officer of the Corporation, (i) by the Board of Directors by a majority vote of the Disinterested Directors (as hereinafter defined), even though less than a quorum or (ii) if there are no Disinterested Directors or, even if there are Disinterested Directors, a majority of such Disinterested Directors so directs, by (x) Independent Counsel (as hereinafter defined) in a written opinion to the Board of Directors, a copy of which shall be delivered to the claimant, or (y) the shareowners of the Corporation; or (b) with respect to a person who is not a present or former director or officer of the Corporation, by the chief executive officer of the Corporation or by such other officer of the Corporation as shall be designated from time to time by the Board of Directors; or (2) if a Change of Control shall have occurred, by Independent Counsel selected by the claimant in a written opinion to the Board of Directors, a copy of which shall be delivered to the claimant, unless the claimant shall request that such determination be made by or at the direction of the Board of Directors (in the case of a claimant who is a present or former director or officer of the Corporation) or by an officer of the Corporation authorized to make such determination (in the case of a claimant who is not a present or former director or officer of the Corporation), in which case it shall be made in accordance with clause (1) of this sentence. Any claimant shall be entitled to be indemnified against the expenses (including attorneys’ fees) actually and reasonably incurred by such claimant in cooperating with the person or entity making the determination of entitlement to indemnification (irrespective of the determination as to the claimant’s entitlement to indemnification) and, to the extent successful, in connection with any litigation or arbitration with respect to such claim or the enforcement thereof.

(F) If a Change of Control shall not have occurred, or if a Change of Control shall have occurred and a director, officer, trustee, employee or agent requests pursuant to clause (2) of the second sentence in subsection (E) that the determination whether the claimant is entitled to indemnification be made by or at the direction of the Board of Directors (in the case of a claimant who is a present or former director or officer of the Corporation) or by an officer of the Corporation authorized to make such determination (in the case of a claimant who is not a present or former director or officer of the Corporation), the claimant shall be conclusively presumed to have been determined pursuant to subsection (E) to be entitled to indemnification if (1) in the case of a claimant who is a present or former director or officer of the Corporation, (a)(i) within fifteen days after the next regularly scheduled meeting of the Board of Directors following receipt by the Corporation of the request therefor, the Board of Directors shall not have resolved by majority vote of the Disinterested Directors to submit such determination to (x) Independent Counsel for its determination or (y) the shareowners for their determination at the next annual meeting, or any special meeting that may be held earlier, after such receipt, and (ii) within sixty days after receipt by the Corporation of the request therefor (or within ninety days after such receipt if the Board of Directors in good faith determines that additional time is required by it for the determination and, prior to expiration of such sixty-day period, notifies the claimant thereof), the Board of Directors shall not have made the determination by a majority vote of the Disinterested Directors, or (b) after a resolution of the Board of Directors, timely made pursuant to clause (a)(i)(y) above, to submit the determination to the shareowners, the shareowners meeting at which the determination is to be made shall not have been held on or before the date prescribed (or on or before a later date, not to exceed sixty days beyond the original date, to which such meeting may have been postponed or adjourned on good cause by the Board of Directors acting in good faith), or (2) in the case of a claimant who is not a present or former director or officer of the Corporation, within sixty days after receipt by the Corporation of the request therefor (or within ninety days after such receipt if an officer of the Corporation authorized to make such determination in good faith determines that additional time is required for the determination and, prior to expiration of such sixty-day period, notifies the claimant thereof), an officer of the Corporation authorized to make such determination shall not have made the determination; provided, however, that this sentence shall not apply if the claimant has misstated or failed to state a material fact in connection with his or her request for indemnification. Such presumed determination that a claimant is entitled to indemnification shall be deemed to have been made (I) at the end of the sixty-day or ninety-day period (as the case may be) referred to in clause (1)(a)(ii) or (2) of the immediately preceding sentence or (II) if the Board of Directors has resolved on a timely basis to submit the determination to the shareowners, on the last date within the period prescribed by law for holding such shareowners meeting (or a postponement or adjournment thereof as permitted above).

(G) Expenses (including attorneys’ fees) incurred in defending a civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding to a present or former director or officer of the Corporation, promptly after receipt of a statement from the claimant requesting such advance or advances from time to time stating in reasonable detail the expenses incurred, and to a person who is not a present or former director or officer of the Corporation as authorized by the chief executive officer of the Corporation or such other officer of the Corporation as shall be designated from time to time by the Board of Directors; provided that in each case the Corporation shall have received an undertaking by or on behalf of the present or former director, officer, employee or agent to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this section.

(H) The Board of Directors shall establish reasonable procedures for the submission of claims for indemnification pursuant to this section, determination of the entitlement of any person thereto and review of any such determination. Such procedures shall be set forth in an appendix to these by-laws and shall be deemed for all purposes to be a part hereof.

(I) For purposes of this section,

(1) “Change of Control” means any of the following:

(i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of common stock of the Corporation (the “Outstanding Corporation Common Stock”) or (ii) the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the “Outstanding Corporation Voting Securities”); provided, however, that for purposes of this subparagraph (a), the following acquisitions shall not constitute a Change of Control: (w) any acquisition directly from the Corporation, (x) any acquisition by the Corporation, (y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any corporation controlled by the Corporation or (z) any acquisition pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (c) of this Paragraph 13(I)(1); or

(ii) Individuals who, as of November 4, 1998, constitute the Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to that date whose election, or nomination for election by the Corporation’s shareowners, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors; or

(iii) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Corporation or the acquisition of assets of another entity (a “Corporate Transaction”), in each case, unless, following such Corporate Transaction, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities immediately prior to such Corporate Transaction beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Corporation or all or substantially all of the Corporation’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities, as the case may be, (ii) no Person (excluding any employee benefit plan (or related trust) of the Corporation or such corporation resulting from such Corporate Transaction) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Corporate Transaction and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board of Directors, providing for such Corporate Transaction; or

(iv) Approval by the Corporation’s shareowners of a complete liquidation or dissolution of the Corporation.

(2) “Disinterested Director” means a director of the Corporation who is not and was not a party to an action, suit or proceeding in respect of which indemnification is sought by a director, officer, trustee, employee or agent.

(3) “Independent Counsel” means a law firm, or a member of a law firm, that (i) is experienced in matters of corporation law; (ii) neither presently is, nor in the past five years has been, retained to represent the Corporation, the director, officer, trustee, employee or agent claiming indemnification or any other party to the action, suit, or proceeding giving rise to a claim for indemnification under this section, in any matter material to the Corporation, the claimant or any such other party; and (iii) would not, under applicable standards of professional conduct then prevailing, have a conflict of interest in representing either the Corporation or such director, officer, trustee, employee or agent in an action to determine the Corporation’s or such person’s rights under this section.

(J) The Indemnification and advancement of expenses herein provided, or granted pursuant hereto, (i) shall not be deemed exclusive of any other rights to which any of those indemnified or eligible for advancement of expenses may be entitled under any statute, provision of the Certificate of Incorporation, by-laws, agreement, vote of shareowners or Disinterested Directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, and (ii) cannot be terminated by the Corporation, the Board of Directors or the shareowners of the Corporation with respect to a person’s service prior to the date of such termination. Any amendment, modification, alteration or repeal of this by-law or of any of the procedures established by the Board of Directors pursuant to subsection (H) hereof that in any way diminishes, limits, restricts, adversely affects or eliminates any right of an indemnitee or his or her successors to indemnification, advancement of expenses or otherwise shall be prospective only and shall not in any way diminish, limit, restrict, adversely affect or eliminate any such right with respect to any actual or alleged state of facts, occurrence, action or omission then or previously existing, or any action, suit or proceeding previously or thereafter brought or threatened based in whole or in part upon any such actual or alleged state of facts, occurrence, action or omission. The rights conferred upon indemnitees in this by-law shall be contract rights that vest at the time of such person’s service to or at the request of the Corporation and shall continue as to a person who has ceased to be a director, officer, trustee, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

(K) No indemnification shall be payable pursuant to this section with respect to any action against the Corporation commenced by an officer, trustee, director, employee or agent unless the Board of Directors shall have authorized the commencement thereof or unless and to the extent that this section or the procedures established pursuant to subsection (H) shall specifically provide for indemnification of expenses relating to the enforcement of rights under this section and such procedures.

ARTICLE IV.

COMMITTEES

SECTION 1. Appointment and Powers. The Board of Directors may, by resolution passed by a majority of the Whole Board, designate one or more committees, each committee to consist of two or more directors of the Corporation, which, to the extent provided in said resolution or in these by-laws and not inconsistent with Section 141 of the Delaware General Corporation Law, as amended, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

SECTION 2. Term of Office and Vacancies. Each member of a committee shall continue in office until a director to succeed him or her shall have been elected and shall have qualified, or until he or she ceases to be a director or until he or she shall have resigned or shall have been removed in the manner hereinafter provided. Any vacancy in a committee shall be filled by the vote of a majority of the Whole Board of Directors at any regular or special meeting thereof.

SECTION 3. Alternates. The Board of Directors may, by resolution passed by a majority of the Whole Board, designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

SECTION 4. Organization. Unless otherwise provided by the Board of Directors, each committee shall appoint a chairman. Each committee shall keep a record of its acts and proceedings and report the same from time to time to the Board of Directors.

SECTION 5. Resignations. Any regular or alternate member of a committee may resign at any time by giving written notice to the Chairman of the Board, the President or the Secretary of the Corporation. Such resignation shall take effect at the time of the receipt of such notice or at any later time specified therein, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

SECTION 6. Removal. Any regular or alternate member of a committee may be removed with or without cause at any time by resolution passed by a majority of the Whole Board of Directors at any regular or special meeting.

SECTION 7. Meetings. Regular meetings of each committee, of which no notice shall be necessary, shall be held on such days and at such places as the chairman of the committee shall determine or as shall be fixed by a resolution passed by a majority of all the members of such committee. Special meetings of each committee will be called by the Secretary at the request of any two members of such committee, or in such other manner as may be determined by the committee. Notice of each special meeting of a committee shall be mailed to each member thereof at least two days before the meeting or shall be given personally or by telephone or other electronic transmission at least one day before the meeting. Every such notice shall state the time and place, but need not state the purposes of the meeting. No notice of any meeting of a committee shall be required to be given to any alternate.

SECTION 8. Quorum and Manner of Acting. Unless otherwise provided by resolution of the Board of Directors, a majority of a committee (including alternates when acting in lieu of regular members of such committee) shall constitute a quorum for the transaction of business and the act of a majority of those present at a meeting at which a quorum is present shall be the act of such committee. The members of each committee shall act only as a committee and the individual members shall have no power as such.

SECTION 9. Compensation. Each regular or alternate member of a committee shall be paid such compensation, if any, as shall be fixed by the Board of Directors.

ARTICLE V.

OFFICERS

SECTION 1. Officers. The officers of the Corporation shall be a President, one or more Vice Presidents (one or more of whom may be Executive Vice Presidents, Senior Vice Presidents or otherwise as may be designated by the Board), a Secretary and a Treasurer, all of whom shall be elected by the Board of Directors. Any two or more offices may be held by the same person. The Board of Directors may also from time to time elect such other officers as it deems necessary.

SECTION 2. Term of Office. Each officer shall hold office until his or her successor shall have been duly elected and qualified in his or her stead, or until his or her death or until he or she shall have resigned or shall have been removed in the manner hereinafter provided.

SECTION 3. Additional Officers; Agents. The President may from time to time appoint and remove such additional officers and agents as may be deemed necessary. Such persons shall hold office for such period, have such authority, and perform such duties as in these by-laws provided or as the President may from time to time prescribe. The Board of Directors or the President may from time to time authorize any officer to appoint and remove agents and employees and to prescribe their powers and duties.

SECTION 4. Salaries. Unless otherwise provided by resolution passed by a majority of the Whole Board, the salaries of all officers elected by the Board of Directors shall be fixed by the Board of Directors.

SECTION 5. Removal. Except where otherwise expressly provided in a contract authorized by the Board of Directors, any officer may be removed, either with or without cause, by the vote of a majority of the Board at any regular or special meeting or, except in the case of an officer elected by the Board, by any superior officer upon whom the power of removal may be conferred by the Board or by these by-laws.

SECTION 6. Resignations. Any officer elected by the Board of Directors may resign at any time by giving written notice to the Chairman of the Board, the President or the Secretary. Any other officer may resign at any time by giving written notice to the President. Any such resignation shall take effect at the date of receipt of such notice or at any later time specified therein, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

SECTION 7. Vacancies. A vacancy in any office because of death, resignation, removal, or otherwise, shall be filled for the unexpired portion of the term in the manner provided in these by-laws for regular election or appointment to such office.

SECTION 8. President. The President shall be the chief executive officer of the Corporation and, subject to the control of the Board of Directors, shall have general and overall charge of the business and affairs of the Corporation and of its officers. He shall keep the Board of Directors appropriately informed on the business and affairs of the Corporation.

SECTION 9. Executive and Senior Vice Presidents. One or more Executive or Senior Vice Presidents shall, subject to the control of the President, have lead accountability for components or functions of the Corporation as and to the extent designated by the President. Each Executive or Senior Vice President shall keep the President appropriately informed on the business and affairs of the designated components or functions of the Corporation.

SECTION 10. Vice Presidents. The Vice Presidents shall perform such duties as may from time to time be assigned to them or any of them by the President.

SECTION 11. Secretary. The Secretary shall keep or cause to be kept in books provided for the purpose the minutes of the meetings of the shareowners, of the Board of Directors and of any committee constituted pursuant to Article IV of these by-laws. The Secretary shall be custodian of the corporate seal and see that it is affixed to all documents as required and attest the same. The Secretary shall perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her.

SECTION 12. Assistant Secretaries. At the request of the Secretary, or in his or her absence or disability, the Assistant Secretary designated by him or her shall perform all the duties of the Secretary and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Secretary. The Assistant Secretaries shall perform such other duties as from time to time may be assigned to them.

SECTION 13. Treasurer. The Treasurer shall have charge of and be responsible for the receipt, disbursement and safekeeping of all funds and securities of the Corporation. The Treasurer shall deposit all such funds in the name of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of these by-laws. From time to time and whenever requested to do so, the Treasurer shall render statements of the condition of the finances of the Corporation to the Board of Directors. The Treasurer shall perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her.

SECTION 14. Assistant Treasurers. At the request of the Treasurer, or in his or her absence or disability, the Assistant Treasurer designated by him or her shall perform all the duties of the Treasurer and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Treasurer. The Assistant Treasurers shall perform such other duties as from time to time may be assigned to them.

SECTION 15. Certain Agreements. The Board of Directors shall have power to authorize or direct the proper officers of the Corporation, on behalf of the Corporation, to enter into valid and binding agreements in respect of employment, incentive or deferred compensation, stock options, and similar or related matters, notwithstanding the fact that a person with whom the Corporation so contracts may be a member of its Board of Directors. Any such agreement may validly and lawfully bind the Corporation for a term of more than one year, in accordance with its terms, notwithstanding the fact that one of the elements of any such agreement may involve the employment by the Corporation of an officer, as such, for such term.

ARTICLE VI.

AUTHORIZATIONS

SECTION 1. Contracts. The Board of Directors, except as in these by-laws otherwise provided, may authorize any officer, employee or agent of the Corporation to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

SECTION 2. Loans. No loan shall be contracted on behalf of the Corporation and no negotiable paper shall be issued in its name, unless authorized by the Board of Directors.

SECTION 3. Checks, Drafts, etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, employee or employees, of the Corporation as shall from time to time be determined in accordance with authorization of the Board of Directors.

SECTION 4. Deposits. All funds of the Corporation shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may from time to time designate, or as may be designated by any officer or officers of the Corporation to whom such power may be delegated by the Board, and for the purpose of such deposit the officers and employees who have been authorized to do so in accordance with the determinations of the Board may endorse, assign and deliver checks, drafts, and other orders for the payment of money which are payable to the order of the Corporation.

SECTION 5. Proxies. Except as otherwise provided in these by-laws or in the Certificate of Incorporation, and unless otherwise provided by resolution of the Board of Directors, the President or any other officer may from time to time appoint an attorney or attorneys or agent or agents of the Corporation, in the name and on behalf of the Corporation to cast the votes which the Corporation may be entitled to cast as a shareowner or otherwise in any other corporation any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporations, or to consent in writing to any action by such other corporation, and may instruct the person or persons so appointed as to the manner of casting such vote or giving such consent, and may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal, or otherwise, all such written proxies or other instruments as he may deem necessary or proper in the premises.

ARTICLE VII.

SHARES AND THEIR TRANSFER

SECTION 1. Certificates of Stock. Certificates for shares of the stock of the Corporation shall be in such form as shall be approved by the Board of Directors. They shall be numbered in the order of their issue, by class and series, and shall be signed by the President or a Vice President, and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, of the Corporation. If such certificate is countersigned (1) by a transfer agent other than the Corporation or its employee, or (2) by a registrar other than the Corporation or its employee, any other signature on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent, or registrar at the date of issue.

SECTION 2. Record Ownership. A record of the name and address of the holder of each certificate, the number of shares represented thereby and the date of issuance thereof shall be made on the Corporation’s books. The Corporation shall be entitled to treat the holder of record of any share of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as required by law.

SECTION 3. Transfer of Stock. Shares of stock shall be transferable on the books of the Corporation by the person named in the certificate for such stock in person or by such person’s attorney or other duly constituted representative upon surrender of such certificate with an assignment endorsed thereon or attached thereto duly executed and with such guarantee of signature as the Corporation may reasonably require.

SECTION 4. Lost, Destroyed and Mutilated Certificates. The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such person’s legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

SECTION 5. Transfer Agent and Registrar; Regulations. The Corporation shall, if and whenever the Board of Directors shall so determine, maintain one or more transfer offices or agencies, each in charge of a transfer agent designated by the Board of Directors, where the shares of the stock of the Corporation shall be directly transferable, and also one or more registry offices, each in charge of a registrar designated by the Board of Directors, where such shares of stock shall be registered, and no certificate for shares of the stock of the Corporation, in respect of which a registrar and transfer agent shall have been designated, shall be valid unless countersigned by such transfer agent and registered by such registrar. The Board of Directors may also make such additional rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates for shares of stock of the Corporation.

SECTION 6. Fixing Record Date. For the purpose of determining the shareowners entitled to notice of or to vote at any meeting of shareowners or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. If no record date is fixed (1) the record date for determining shareowners entitled to notice of or to vote at a meeting of shareowners shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held and (2) the record date for determining shareowners for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of shareowners of record entitled to notice of or to vote at a meeting of shareowners shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

SECTION 7. Examination of Books by Shareowners. The Board of Directors shall, subject to the laws of the State of Delaware, have power to determine from time to time, whether and to what extent and under what conditions and regulations the accounts and books of the Corporation, or any of them, shall be open to the inspection of the shareowners; and no shareowner shall have any right to inspect any book or document of the Corporation, except as conferred by the laws of the State of Delaware, unless and until authorized so to do by resolution of the Board of Directors or of the shareowners of the Corporation.

ARTICLE VIII.

NOTICE

SECTION 1. Manner of Giving Written Notice. Any notice in writing required by law or by these by-laws to be given to any person may be delivered personally, may be transmitted by electronic means or may be given by depositing the same in the post office or letter box in a postpaid envelope addressed to such person at such address as appears on the books of the Corporation. Notice by mail shall be deemed to be given at the time when the same shall be mailed, and notice by other means shall be deemed given when actually delivered (and in the case of notice transmitted by electronic means, when authenticated if and as required by law).

SECTION 2. Waiver of Notice. Whenever any notice is required to be given to any person, a waiver thereof by such person in writing or transmitted by electronic means (and authenticated if and as required by law), whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE IX.

SEAL

The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal” and “Delaware”.

ARTICLE X.

FISCAL YEAR

The fiscal year of the Corporation shall begin on the first day of October in each year.

ARTICLE XI

EXCLUSIVE FORUM

Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s shareowners, (iii) any action asserting a claim against the Corporation or any director, officer or other employee of the Corporation arising pursuant to any provision of the Delaware General Corporation Law or the Corporation’s Certificate of Incorporation or By-laws (as either may be amended from time to time), or (iv) any action asserting a claim against the Corporation or any director, officer or other employee of the Corporation governed by the internal affairs doctrine will be a state court located within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware). If any action the subject matter of which is within the scope of the preceding sentence is filed in a court other than a court located within the State of Delaware (a “Foreign Action”) in the name of any shareowner, such shareowner will be deemed to have consented to (x) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce the preceding sentence and (y) having service of process made upon such shareowner in any such action by service upon such shareowner’s counsel in the Foreign Action as agent for such shareowner. Any person or entity owning, purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation will be deemed to have notice of and consented to the provisions of this Article XI.

(a) APPENDIX

PROCEDURES FOR SUBMISSION AND DETERMINATION

OF CLAIMS FOR INDEMNIFICATION PURSUANT TO

ARTICLE III, SECTION 13 OF THE BY-LAWS.

SECTION 1. Purpose. The Procedures for Submission and Determination of Claims for Indemnification Pursuant to Article III, Section 13 of the by-laws (the “Procedures”) are to implement the provisions of Article III, Section 13 of the by-laws of the Corporation (the “by-laws”) in compliance with the requirement of subsection (H) thereof.

SECTION 2. Definitions. For purposes of these Procedures:

(A) All terms that are defined in Article III, Section 13 of the by-laws shall have the meanings ascribed to them therein when used in these Procedures unless otherwise defined herein.

(B) “Expenses” include all attorneys’ fees, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, or being or preparing to be a witness in, a Proceeding; and shall also include such retainers as counsel may reasonably require in advance of undertaking the representation of an indemnitee in a Proceeding.

(C) “Indemnitee” includes any person who was or is, or is threatened to be made, a witness in or a party to any Proceeding by reason of the fact that such person is or was a director, officer, trustee, employee or agent of the Corporation or any of its majority-owned subsidiaries, or is or was serving at the request of the Corporation as a director, officer, trustee, employee or agent (except in each of the foregoing situations to the extent any agreement, arrangement or understanding of agency contains provisions that supersede or abrogate indemnification under Article III, Section 13 of the by-laws) of another corporation or of any partnership, joint venture, trust, employee benefit plan or other enterprise, including service with respect to employee benefit plans maintained or sponsored by the Corporation.

(D) “Proceeding” includes any action, suit, arbitration, alternative dispute resolution mechanism, investigation, administrative hearing or any other proceeding, whether civil, criminal, administrative or investigative, except one initiated by an Indemnitee unless the Board of Directors shall have authorized the commencement thereof.

SECTION 3. Submission and Determination of Claims.

(A) To obtain indemnification or advancement of Expenses under Article III, Section 13 of the by-laws, an Indemnitee shall submit to the Secretary of the Corporation a written request therefor, including therein or therewith such documentation and information as is reasonably available to the Indemnitee and is reasonably necessary to permit a determination as to whether and what extent the Indemnitee is entitled to indemnification or advancement of Expenses, as the case may be. The Secretary shall, promptly upon receipt of a request for indemnification, advise the Board of Directors (if the Indemnitee is a present or former director or officer of the Corporation) or the officer of the Corporation authorized to make the determination as to whether an Indemnitee is entitled to indemnification (if the Indemnitee is not a present or former director or officer of the Corporation) thereof in writing if a determination in accordance with Article III, Section 13(E) of the by-laws is required.

(B) Upon written request by an Indemnitee for indemnification pursuant to Section 3(A) hereof a determination with respect to the Indemnitee’s entitlement thereto in the specific case, if required by the by-laws, shall be made in accordance with Article III, Section 13(E) of the by-laws, and, if it is so determined that the Indemnitee is entitled to indemnification, payment to the Indemnitee shall be made within ten days after such determination. The Indemnitee shall cooperate with the person, persons or entity making such determination, with respect to the Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to the Indemnitee and reasonably necessary to such determination.

(C) If entitlement to indemnification is to be made by Independent Counsel pursuant to Article III, Section 13(E) of the by-laws, the Independent Counsel shall be selected as provided in this Section 3(C). If a Change of Control shall not have occurred, the Independent Counsel shall be selected by the Board of Directors, and the Corporation shall give written notice to the Indemnitee advising the Indemnitee of the identity of the Independent Counsel so selected. If a Change of Control shall have occurred, the Independent Counsel shall be selected by the Indemnitee (unless the Indemnitee shall request that such selection be made by the Board of Directors, in which event the immediately preceding sentence shall apply), and the Indemnitee shall give written notice to the Corporation advising it of the identity of

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the Independent Counsel so selected. In either event, the Indemnitee or the Corporation, as the case may be, may, within seven days after such written notice of selection shall have been given, deliver to the Corporation or to the Indemnitee, as the case may be, a written objection to such selection. Such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Article III, Section 13 of the by-laws, and the objection shall set forth with particularity the factual basis of such assertion. If such written objection is made, the Independent Counsel so selected may not serve as Independent Counsel unless and until a court has determined that such objection is without merit. If, within twenty days after the next regularly scheduled Board of Directors meeting following submission by the Indemnitee of a written request for indemnification pursuant to Section 3(A) hereof, no Independent Counsel shall have been selected and not objected to, either the Corporation or the Indemnitee may petition the Court of Chancery of the State of Delaware or other court of competent jurisdiction for resolution of any objection which shall have been made by the Corporation or the Indemnitee to the other’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the Court or by such other person as the Court shall designate, and the person with respect to whom an objection is favorably resolved or the person so appointed shall act as Independent Counsel under Article III, Section 13(E) of the by-laws. The Corporation shall pay any and all reasonable fees and expenses (including without limitation any advance retainers reasonably required by counsel) of Independent Counsel incurred by such Independent Counsel in connection with acting pursuant to Article III, Section 13(E) of the by-laws, and the Corporation shall pay all fees and expenses (including without limitation any advance retainers reasonably required by counsel) incident to the procedures of Article III, Section 13(E) of the by-laws and this Section 3(C), regardless of the manner in which Independent Counsel was selected or appointed. Upon the delivery of its opinion pursuant to Article III, Section 13 of the by-laws or, if earlier, the due commencement of any judicial proceeding or arbitration pursuant to Section 4(A)(3) of these Procedures, Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

(D) If a Change of Control shall have occurred, in making a determination with respect to entitlement to indemnification under the by-laws, the person, persons or entity making such determination shall presume that an Indemnitee is entitled to indemnification under the by-laws if the Indemnitee has submitted a request for indemnification in accordance with Section 3(A) hereof, and the Corporation shall have the burden of proof to overcome that presumption in

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connection with the making by any person, persons or entity of any determination contrary to that presumption.

SECTION 4. Review and Enforcement of Determination.

(A) In the event that (1) advancement of Expenses is not timely made pursuant to Article III, Section 13(G) of the by-laws, (2) payment of indemnification is not made pursuant to Article III, Section 13(C) or (D) of the by-laws within ten days after receipt by the Corporation of written request therefor, (3) a determination is made pursuant to Article III, Section 13(E) of the by-laws that an Indemnitee is not entitled to indemnification under the by-laws, (4) the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Article III, Section 13(E) of the by-laws and such determination shall not have been made and delivered in a written opinion within ninety days after receipt by the Corporation of the written request for indemnification, or (5) payment of indemnification is not made within ten days after a determination has been made pursuant to Article III, Section 13(E) of the by-laws that an Indemnitee is entitled to indemnification or within ten days after such determination is deemed to have been made pursuant to Article III, Section 13(F) of the by-laws, the Indemnitee shall be entitled to an adjudication in an appropriate court of the State of Delaware, or in any other court of competent jurisdiction, of the Indemnitee’s entitlement to such indemnification or advancement of Expenses. Alternatively, the Indemnitee, at his or her option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the rules of the American Arbitration Association. The Indemnitee shall commence such proceeding seeking an adjudication or an award in arbitration within one year following the date on which the Indemnitee first has the right to commence such proceeding pursuant to this Section 4(A). The Corporation shall not oppose the Indemnitee’s right to seek any such adjudication or award in arbitration.

(B) In the event that a determination shall have been made pursuant to Article III, Section 13(E) of the by-laws that an Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 4 shall be conducted in all respects as a de novo trial, or arbitration, on the merits and the Indemnitee shall not be prejudiced by reason of that adverse determination. If a Change of Control shall have occurred, the Corporation shall have the burden of proving in any judicial proceeding or arbitration commenced pursuant to this Section 4 that the Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be.

(C) If a determination shall have been made or deemed to have been made pursuant to Article III, Section 13(E) or (F) of the by-laws that an Indemnitee

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is entitled to indemnification, the Corporation shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 4, absent (1) a misstatement or omission of a material fact in connection with the Indemnitee’s request for indemnification, or (2) a prohibition of such indemnification under applicable law.

(D) The Corporation shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 4 that the procedures and presumptions of these Procedures are not valid, binding and enforceable, and shall stipulate in any such judicial proceeding or arbitration that the Corporation is bound by all the provisions of these Procedures.

(E) In the event that an Indemnitee, pursuant to this Section 4, seeks to enforce the Indemnitee’s rights under, or to recover damages for breach of, Article III, Section 13 of the by-laws or these Procedures in a judicial proceeding or arbitration, the Indemnitee shall be entitled to recover from the Corporation, and shall be indemnified by the Corporation against, any and all expenses (of the types described in the definition of Expenses in Section 2 of these Procedures) actually and reasonably incurred in such judicial proceeding or arbitration, but only if the Indemnitee prevails therein. If it shall be determined in such judicial proceeding or arbitration that the Indemnitee is entitled to receive part but not all of the indemnification or advancement of Expenses sought, the expenses incurred by the Indemnitee in connection with such judicial proceeding or arbitration shall be appropriately prorated.

SECTION 5. Amendments. These Procedures may be amended at any time and from time to time in the same manner as any by-law of the Corporation in accordance with the Certificate of Incorporation and the by-laws; provided, however, that any amendment, modification, alteration or repeal of these Procedures that in any way diminishes, limits, restricts, adversely affects or eliminates any right of an indemnitee or his or her successors to indemnification, advancement of expenses or otherwise shall be prospective only and shall not in any way diminish, limit, restrict, adversely affect or eliminate any such right with respect to any actual or alleged state of facts, occurrence, action or omission then or previously existing, or any action, suit or proceeding previously or thereafter brought or threatened based in whole or in part upon any such actual or alleged state of facts, occurrence, action or omission.

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